UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

Station Casinos LLC (Exact name of registrant as specified in its charter)	Red Rock Resorts, Inc. (Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261	Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Red Rock Resorts, Inc. and Station Casinos LLC (together, the “Company”) entered into an employment agreement with Joseph J. Hasson on September 21, 2017, effective August 16, 2017, pursuant to which Mr. Hasson will serve as Executive Vice President and Chief Operating Officer. In addition to the change in title from Executive Vice President of Operations, the employment agreement provides for a fixed five-year term, unless the agreement is otherwise terminated pursuant to its terms. The employment agreement also provides that Mr. Hasson shall be entitled to an annual base salary of not less than $600,000 and a discretionary annual bonus with a targeted amount equal to Mr. Hasson’s annual base salary with a target of not less than 100% of his base salary, with the actual amount to be based on achievement of mutually agreed goals and objectives and overall performance of the Company. Pursuant to the employment agreement, Mr. Hasson is also entitled to a discretionary annual long-term incentive award with a targeted value to be determined by the Board of Directors of the Company. In the event of termination of employment for any reason, Mr. Hasson will be entitled to accrued and unpaid obligations under his employment agreement, such as unpaid salary, any annual bonus awarded but not yet paid, and reimbursement for previously-incurred expenses. Mr. Hasson will not be entitled to any additional payments or benefits if his employment is terminated by the Company for “cause” or by Mr. Hasson, except with “good reason” following a change in control of the Company. If Mr. Hasson’s employment is terminated by the Company without “cause” or by Mr. Hasson for “good reason” following a change in control of the Company, he will be entitled to receive additional payments consisting of a pro-rated annual bonus for the year of termination and a cash payment equal to the annual base salary in effect at the time of termination (paid in 12 equal monthly installments) and continuation of group health and long-term disability insurance coverage for 12 months (or a cash payment made in lieu of continued coverage). Receipt of the additional payments is subject to the execution of a release of claims against the Company. Mr. Hasson’s employment agreement also contains certain restrictive covenant obligations, including indefinite confidentiality obligations and non-competition and non-solicitation restrictions with respect to a defined “restricted area” through the first anniversary of termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017

Station Casinos LLC		Red Rock Resorts, Inc.

	/s/ Stephen L. Cootey		/s/ Stephen L. Cootey
By:	Stephen L. Cootey	By:	Stephen L. Cootey
	Executive Vice President, Chief Financial Officer & Treasurer		Executive Vice President, Chief Financial Officer & Treasurer